Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 10, 2008 (September 22, 2008 as to Notes 16 and 19), relating to the consolidated financial statements and financial statement schedule of Flow International Corporation and subsidiaries,(which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, as discussed in Note 1, and the restatement, as discussed in Note 20) appearing in the Current Report on Form 8-K filed on September 24, 2008, and our report dated July 10, 2008, relating to the effectiveness of Flow International Corporation and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Flow International Corporation and subsidiaries for the year ended April 30, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
November 20, 2008